Exhibit 99.1

Theravance, Inc. Appoints Michael Faerm as Chief Business Officer

SOUTH SAN FRANCISCO, Calif., July 13, 2015 — Theravance, Inc. (NASDAQ: THRX) today announced the appointment of Michael E. Faerm as Senior Vice President and Chief Business Officer. Mr. Faerm reports directly to Michael W. Aguiar, Chief Executive Officer, and will lead Theravance’s growth strategy and corporate development initiatives beyond the company’s existing respiratory portfolio of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.

“Michael brings a unique perspective with his depth and breadth of experience in the biopharmaceutical industry, equity research and investment banking. His experience and relationships will strengthen the Theravance team as we continue to work closely with GlaxoSmithKline to maximize the value of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® and begin to focus on increasing the duration and terminal value of our product portfolio,” said Michael W. Aguiar, President and Chief Executive Officer of Theravance.

“I’m excited to join Theravance as the company seeks high-value opportunities to enhance the growth, diversification and durability of its portfolio,” said Mr. Faerm. “I look forward to working closely with the team in Theravance’s effort to achieve the goal of increasing capital returns for its stockholders.”

Mr. Faerm brings 17 years of pharmaceutical and biotechnology experience to Theravance, spanning equity research, biopharmaceutical industry and investment banking roles. Most recently, Mr. Faerm was the Senior Pharmaceuticals Equity Research Analyst at Wells Fargo Securities. Prior to Wells Fargo, Mr. Faerm spent seven years in equity research at Credit Suisse where he was most recently the firm’s Senior Specialty Pharmaceuticals Analyst, and spent four years in investment banking as a member of Merrill Lynch’s global healthcare team, where he focused primarily on mergers and acquisitions and financings of biotechnology and pharmaceuticals companies. Mr. Faerm has also worked within the biopharmaceutical industry, holding positions in business development and strategic financial planning at Forest Laboratories and Regeneron Pharmaceuticals. He earned an MBA degree from Harvard Business School, an MS in Civil Engineering from Stanford University and a BS in Civil Engineering from Columbia University.

About Theravance

Theravance, Inc. is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Theravance’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Theravance and GSK. Under the agreement with GSK, Theravance is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and, if approved and commercialized, VI monotherapy, as well. In addition, Theravance retains a 15% economic interest in future payments made by GSK to Theravance BioPharma for earlier-stage programs. For more information, please visit Theravance’s web site at www.thrxinc.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: the commercialization of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the jurisdictions in which these products have been approved, the strategies, plans and objectives of the company, the timing, manner, amount and planned growth of anticipated potential capital returns to stockholders (including without limitation statements, expectations of future cash dividends and the potential for future share repurchases), the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for product candidates through development and commercialization, the timing of seeking regulatory approval of product candidates, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Theravance are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Theravance’s Annual Report on Form 10-K for the year ended December 31, 2014 and Theravance’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, both of which have been filed with the Securities and Exchange Commission (SEC). In addition to the risks described above and in Theravance’s other filings with the SEC, other unknown or unpredictable factors also could affect Theravance’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

(THRX-F)

Contact Information:

Eric d’Esparbes

Senior Vice President and Chief Financial Officer

650-238-9640

investor.relations@thrxinc.com

Kelly France

BrewLife

415-946-1076

kfrance@brewlife.com

###